                                                                     EXHIBIT 5.1

            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                April 29, 1999


Kilroy Realty Corporation
2250 East Imperial Highway
El Segundo, California 90245

     Re: Kilroy Realty Corporation, a Maryland corporation, (the "Company") - Registration Statement on Form S-8 (the "Registration Statement") pertaining to One Million Five Hundred Thousand (1,500,000) shares (the "Additional Plan Shares") of common stock, par value one cent ($.01) per share ("Common Stock"), to be issued pursuant to the 1997 Stock Option and Incentive Plan of the Company, Kilroy Realty, L.P. and Kilroy Services, Inc., as amended (the "Plan")
          --------------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration of the Additional Plan Shares under the Securities Act of 1933, as amended (the "Act") by the Company on Form S-8 to be filed with the Securities and Exchange Commission on or about April 29, 1999, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Additional Plan Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on

BALLARD SPAHR ANDREWS & INGERSOLL

Kilroy Realty Corporation
April 29, 1999
Page 2

various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on September 13, 1996 and Articles of Amendment and Restatement filed with the SDAT on January 21, 1997, and Articles Supplementary filed with the SDAT on February 6, 1998, April 20, 1998, October 15, 1998 and November 25, 1998. We have also examined the Amended and Restated Bylaws of the Company, adopted as of January 26, 1997, (the "Bylaws"), resolutions of the Board of Directors of the Company adopted on September 15, 1996, December 8, 1996, January 27, 1997, March 18, 1998 and October 2, 1998 and in full force and effect on the date hereof, the Plan, and such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that none of the Additional Plan Shares have been or will be issued or transferred in violation of the restrictions on ownership and transfer of stock contained in the Charter of the Company under the caption "Restrictions on Ownership and Transfer to Preserve Tax Benefits".

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Additional Plan Shares have been reserved and authorized for issuance by the Company as direct stock awards or upon the exercise of options granted under the Plan, and when such Additional Plan Shares are duly authorized for issuance by the Board of Directors or an authorized committee thereof, and issued and delivered, as direct stock awards or upon the exercise of options granted under the Plan, and the consideration for such Additional Plan Shares has been received in full by the Company, all in accordance with the Plan and any such options, such Additional Plan Shares will be validly issued, fully paid and non-assessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this

BALLARD SPAHR ANDREWS & INGERSOLL

Kilroy Realty Corporation
April 29, 1999
Page 3

opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the Registration Statement.

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP